UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2024 (June 28, 2024)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On June 28, 2024 (the “Effective Date”), Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with BGC Lender Rep LLC, as administrative agent, and the lenders party thereto. The Credit Agreement established a senior secured term loan facility of up to $75.0 million (the “Term Loan”), all of which was funded on the Effective Date. The proceeds of the Term Loan will be used to (i) fund the Senior Note Repurchase (as defined below), (ii) to fund the Series B Repurchase (as defined below) and (iii) to pay transaction fees and expenses associated with the closing of the transactions contemplated by the Credit Agreement.

The Term Loan matures on June 28, 2028 (the “Maturity Date”); provided that if (i) Synchronoss’ 8.375% Senior Notes due 2026 (the “Senior Notes”) are not refinanced, redeemed or repaid in full prior to March 31, 2026, the Maturity Date shall be March 31, 2026 and (ii) in the event of a refinancing, redemption or repayment of the Senior Notes in full prior to March 31, 2026, the Maturity Date shall be the earlier of (A) June 28, 2028 and (B) the date that is twelve (12) months prior to the final stated maturity date for the indebtedness resulting from such refinancing, redemption or repayment of the Senior Notes in full.

The Term Loan bears interest at a rate per annum equal to the Adjusted Term SOFR (as defined in the Credit Agreement) for the applicable interest period, plus 5.50%, subject to a floor of 2.50%.

The Credit Agreement requires Synchronoss to repay the outstanding principal amounts of the Term Loan in an amount of $468,750 on the last day of each fiscal quarter beginning on September 30, 2024 and ending on June 30, 2026. Starting on September 30, 2026, and on the last day of each fiscal quarter thereafter, such repayments of outstanding principal shall be $1,875,000. The final principal repayment of the Term Loan shall be repaid on the Maturity Date in an amount equal to the aggregate principal amount of the Term Loan outstanding on such date. The Company may at any time voluntarily prepay the Term Loan, in whole or in part subject to a variable prepayment fee if such prepayment is made prior to the third anniversary of the Effective Date. The Company may be required to pay an exit fee of $1,500,000 if, among other things, the Maturity Date is extended beyond March 31, 2026. The Credit Agreement also contains mandatory prepayment provisions that are customary for secured financings of this type from excess cash flow and with the proceeds of certain asset sales, tax refunds, equity sales or issuances, and debt issuances, each as more fully described in the Credit Agreement.

Synchronoss’ obligations under the Credit Agreement are secured by substantially all of the assets (other than existing real property) of Synchronoss. Other than an Irish Subsidiary (as defined in the Credit Agreement), none of Synchronoss’ direct or indirect foreign subsidiaries or immaterial subsidiaries has guaranteed the Credit Facility, but under certain circumstances, such subsidiaries may become guarantors. The Credit Facility contains customary covenants that limit Synchronoss’ ability and its restricted subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) sell assets, (iv) make certain investments, (v) grant liens and (vi) enter into transactions with affiliates. These covenants are subject to exceptions and qualifications set forth in the Credit Agreement. The financial covenants set forth in the Credit Agreement include (i) a maximum consolidated secured leverage ratio, which will be tested at the end of each of Synchronoss’ fiscal quarter and (ii) an average liquidity requirement for any calendar month. All borrowings under the Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties subject to certain exceptions.

The foregoing description of the Credit Facility and Term Loan does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which will be filed with the exhibits to Synchronoss’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Note Repurchase Agreement

On June 28, 2024, Synchronoss entered into a privately-negotiated Note Repurchase Agreement (the “Note Repurchase Agreement”) with BRF Investments, LLC and B. Riley Securities, Inc. pursuant to which Synchronoss repurchased an aggregate principal amount of $19,689,750 of the Senior Notes, for an aggregate purchase price of $16,500,011, representing an amount of cash equal to $20.95 per $25.00 principal amount of Senior Notes repurchased (the “Senior Note Repurchase”), consisting of 763,252 Senior Notes repurchased from BRF Investments, LLC and 24,338 Senior Notes repurchased from B. Riley Securities, Inc.

Synchronoss had previously issued $141 million in aggregate principal amount of Senior Notes pursuant to an Indenture, dated as of June 30, 2021, between Synchronoss and The Bank of New York Mellon Trust Company, N.A., as trustee (the

“Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 30, 2021. Following the closing of the Senior Note Repurchase, the repurchased Senior Notes will be cancelled by the Trustee, at the instruction of Synchronoss. After such closing, $121.4 million in aggregate principal amount of Senior Notes remain outstanding.

The foregoing description of the Note Repurchase Agreement and the Senior Note Repurchase does not purport to be complete and is qualified in its entirety by the full text of the Note Repurchase Agreement, a copy of which will be filed with the exhibits to Synchronoss’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Repurchase and Elimination of Series B Preferred Stock

On June 28, 2024, Synchronoss entered into a privately-negotiated Series B Repurchase Agreement (the “Series B Repurchase Agreement”) with BRF Investments, LLC, pursuant to which Synchronoss repurchased 60,826 shares of its Series B Perpetual Non-Convertible Preferred Stock (the “Series B Preferred”), for an aggregate purchase price of $52.6 million (the “Series B Repurchase”). As a result of the Series B Repurchase, no shares of the Series B Preferred remain outstanding.

The foregoing description of the Series B Repurchase Agreement and Series B Repurchase does not purport to be complete and is qualified in its entirety by the full text of the Series B Repurchase Agreement, a copy of which will be filed with the exhibits to Synchronoss’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Following completion of the Series B Repurchase and the retirement of all outstanding shares of Series B Preferred, Synchronoss expects to file a Certificate of Elimination for the Series B Preferred.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On June 28, 2024, Synchronoss issued a press release announcing the Credit Agreement, the Senior Note Repurchase and the Series B Repurchase, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. Information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description	Filed Herewith
99.1	Press Release of Synchronoss Technologies, Inc. dated June 28, 2024.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024

Synchronoss Technologies, Inc.
/s/ Louis Ferraro
Name:	Louis Ferraro
Title:	Chief Financial Officer
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